UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o State Street Bank and Trust Company 200 Clarendon Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares MSCI All Country Asia ex Japan Index Fund	The NASDAQ Stock Market LLC	26-2351327

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

For the iShares MSCI All Country Asia ex Japan Index Fund, reference is made to Post-Effective Amendment No. 161 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on August 1, 2008 pursuant to paragraph (a)(2) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 53 to the registration statement on Form N-1A dated September 19, 2006 (File Nos. 333-92935; 811-09729) (“PEA No. 53”).

2. Registrant’s Restated Certificate of Trust, incorporated by reference to Exhibit (a.1) of PEA No. 53.

3. Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 74 to the registration statement on Form N-1A dated March 23, 2007 (File Nos. 333-92935; 811-09729).

4. Form of Global Certificate for the Registrant’s Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant’s registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES TRUST

Date: August 12, 2008	By:	/s/ Eilleen M. Clavere
Eilleen M. Clavere
Secretary